2009-09-01- News Release

Montreal, Quebec  (Market Wire)

Ivany Mining Inc. (OTCBB: IVNM) reports that is currently evaluating soft commodity business opportunities in South East Asia. Commodities that are currently being investigated include bamboo, coffee, rice and dried mushrooms.

The company has entered into preliminary negotiations for the licensing of certain bamboo plantation assets.

It is the intention of the company should these negotiations prove to be successful, to enter into formal agreements for the licensing and any other government approval requirements necessary, to enable the company to move forward to become a producer of various bamboo products to sell into the Asian market.

Should the company be successful in acquiring bamboo or other soft commodity licensing rights or assets, it is contemplated that the company will change it’s corporate name to more aptly reflect it’s business interests.

 Forward Looking Statements

This release contains certain "forward-looking statements" relating to the business of the Company which can be identified by the use of terminology such as "believes", "expects", or similar expressions.  Such statements involve risks and uncertainties, including all business uncertainties relating to product development, marketing, market acceptance, future capital requirements, competition and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated, or expected.  The Company expressly disclaims any obligation to update or alter its forward-looking statements.